SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 22, 2005 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2005, the Company entered into a Salary Continuation Agreement with Barbara L. Mooty, Vice President of Brand Development and Industry Relations. This agreement provides that in the event of termination for any reason other than just cause, as defined in the agreement, the Company will continue to pay, for a period of six months following such termination, the then current salary of Ms. Mooty in accordance with normal Company payroll practices. The agreement also includes a provision pursuant to which Ms. Mooty agrees not to compete with the Company for a period of six months following her termination for any reason. The entire agreement is attached as Exhibit 10.84

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.84	Salary Continuation Agreement, dated April 22, 2005 between Barbara L. Mooty, Vice President of Brand Development and Industry Relations, and Charles & Colvard, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance
& Chief Financial Officer

Date: April 25, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.84	Salary Continuation Agreement, dated April 22, 2005 between Barbara L. Mooty, Vice President of Brand Development and Industry Relations, and Charles & Colvard, Ltd.